EXHIBIT 99.1

J.JILL, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Q4 FY23 Net Sales of $149.4 Million and FY23 Net Sales of $604.7 Million

Delivers Strong Gross Margin of 67.3% for Q4 FY23 and 70.7% for FY23

Operating Model Drives Operating Income Margin Expansion of 170bps for Q4 FY23 and 140bps for FY23

Quincy, MA – March 20, 2024 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the fourth quarter and fiscal year ended February 3, 2024.

Claire Spofford, President and Chief Executive Officer of J.Jill, Inc. stated, “We are pleased with our strong end to 2023 which delivered fourth quarter and full year results above our expectations. This performance is once again a testament to the execution of our disciplined operating model which has continued to support the healthy margin profile and strong cash generation of the business. Throughout 2023, we made great progress in strengthening our financial and operational foundation while planting the seeds for future growth. We successfully refinanced our debt, enhanced our omni-channel capabilities, delivered our first net new store opening year in over three years, and continued to identify and test new concepts within our assortment to drive growth.”

Ms. Spofford, continued, “As we look ahead, we continue to take a cautious outlook with respect to the macro environment and are planning our business accordingly. We will continue to execute our disciplined operating model while investing in both capital and operating expenses that we believe will support the initiatives in place to drive profitable sales growth.”

For the fourth quarter ended February 3, 2024:

•
Total net sales for the fourteen weeks ended February 3, 2024 were up 1.2% to $149.4 million compared to $147.7 million for the thirteen weeks ended January 28, 2023.
•
Total company comparable sales, which includes comparable store and direct to consumer sales on a thirteen-week basis, decreased by 3.6% for the fourth quarter of fiscal 2023.
•
Direct to consumer net sales, which represented 51.2% of total net sales, were up 4.0% compared to the fourth quarter of fiscal 2022.
•
Gross profit was $100.6 million compared to $95.1 million in the fourth quarter of fiscal 2022. Gross margin was 67.3% compared to 64.4% in the fourth quarter of fiscal 2022.
•
SG&A was $90.0 million compared to $87.3 million in the fourth quarter of fiscal 2022. Excluding the non-recurring items and adjustments for costs to exit retail stores from both periods, SG&A as a percentage of total net sales was 60.3%, compared to 59.1% in the fourth quarter of fiscal 2022.
•
Income from operations was $10.5 million compared to $7.8 million in the fourth quarter of fiscal 2022. Operating income margin for the fourth quarter of fiscal 2023 was 7.0% compared to 5.3% in the fourth quarter of fiscal 2022. Adjusted Income from Operations*, which excludes non-recurring items, adjustments for costs to exit retail stores and impairment charges, was $10.5 million compared to $7.8 million in the fourth quarter of fiscal 2022.
•
Interest expense was $5.9 million compared to $5.7 million in the fourth quarter of fiscal 2022.
•
During the fourth quarter of fiscal 2023, the Company recorded an income tax benefit of $0.2 million compared to an income tax provision of $1.1 million in the fourth quarter of fiscal 2022 and the effective tax rate was (4.0%) compared to 51.2% in the fourth quarter of fiscal 2022.
•
Net Income was $4.8 million compared to $1.0 million in the fourth quarter of fiscal 2022.

•
Net Income per Diluted Share was $0.33 compared to $0.07 in the fourth quarter of fiscal 2022. Excluding the impact of non-recurring items, adjustments for costs to exit retail stores and impairment charges, Adjusted Net Income per Diluted Share* in the fourth quarter of fiscal 2023 was $0.23 compared to $0.11 in the fourth quarter of fiscal 2022.
•
Adjusted EBITDA* for the fourth quarter of fiscal 2023 was $17.6 million compared to $15.0 million in the fourth quarter of fiscal 2022. Adjusted EBITDA margin* for the fourth quarter of fiscal 2023 was 11.8% compared to 10.2% in the fourth quarter of fiscal 2022.
•
The Company closed 1 store in the fourth quarter of fiscal 2023 ending the quarter with 244 stores.

For the year ended February 3, 2024:

•
Total net sales were down 1.7% to $604.7 million compared to $615.3 million for the year ended January 28, 2023.
•
Total company comparable sales, which includes comparable store and direct to consumer sales on a fifty-two week basis, decreased by 1.4% for the year ended February 3, 2024.
•
Direct to consumer net sales, which represented 46.5% of total net sales were down 2.3% compared to the year ended January 28, 2023.
•
Gross profit was $427.4 million compared to $422.1 million for the year ended January 28, 2023. Gross margin was 70.7% compared to 68.6% for the year ended January 28, 2023.
•
SG&A was $341.2 million compared to $341.9 million for the year ended January 28, 2023. In comparing fiscal 2023 to fiscal 2022, excluding the non-recurring items, adjustments for costs to exit retail stores and other one-time costs from both periods, SG&A as a percentage of total net sales was 56.5% compared to 55.6% for the year ended January 28, 2023.
•
Income from operations was $86.1 million compared to $78.7 million for the year ended January 28, 2023. Operating income margin for the year ended February 3, 2024 was 14.2% compared to 12.8% for the year ended January 28, 2023. Adjusted Income from Operations*, which excludes non-recurring items, adjustments for costs to exit retail stores and impairment charges, was $85.5 million compared to $79.9 million for the year ended January 28, 2023.
•
Interest expense was $24.0 million compared to $20.1 million for the year ended January 28, 2023.
•
During the year ended February 3, 2024, the Company recorded an income tax provision of $13.2 million compared to $16.5 million in the year ended January 28, 2023, and the effective tax rate was 26.7% compared to 28.1% for the year ended January 28, 2023.
•
Net Income was $36.2 million compared to $42.2 million for the year ended January 28, 2023.
•
Net Income per Diluted Share was $2.51 compared to $2.95 for the year ended January 28, 2023 including the impact of non-recurring items, adjustments for costs to exit retail stores, impairment charges, and a $12.7 million loss on debt refinancing as part of the Company’s Term Loan refinancing in the first quarter of fiscal 2023. Excluding the impact of these items, Adjusted Net Income per Diluted Share* for the year ended February 3, 2024 was $3.13 compared to $3.01 for the year ended January 28, 2023.
•
Adjusted EBITDA* for the year ended February 3, 2024 was $112.2 million compared to $109.4 million for the year ended January 28, 2023. Adjusted EBITDA margin* was 18.6% compared to 17.8% for the year ended January 28, 2023.
•
The Company opened 2 new stores and closed 1 store in fiscal 2023, ending the year with 244 stores.

J.Jill follows the retail 4-5-4 reporting calendar, which included an extra week in the fourth quarter of fiscal 2023 (the 53rd week). The 53rd week contributed approximately $7.9 million to net sales and $2.2 million to Adjusted EBITDA for fiscal 2023.

Balance Sheet Highlights

•
Cash flow from operations for the year ended February 3, 2024 was $63.3 million compared to $74.4 million for the year ended January 28, 2023. Free cash flow*, defined as cash flow from operations less capital expenditures, was $46.4 million compared to $59.4 million for fiscal 2022. The Company ended the fourth quarter of fiscal 2023 with a cash balance of $62.2 million.

•
Inventory at the end of the fourth quarter of fiscal 2023 was $53.3 million compared to $50.6 million at the end of the fourth quarter of fiscal 2022.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA,” “Reconciliation of GAAP Operating Income to Adjusted Income from Operations,” “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” for more information.

Outlook

For the 52-week fiscal 2024, the Company expects net sales to be flat to up in the low-single digits and Adjusted EBITDA to be down in the mid-single digits compared to the 53-week fiscal 2023. This guidance reflects the negative impact from the loss of the 53rd week in fiscal 2023 of $7.9 million in net sales and $2.2 million in Adjusted EBITDA. The Company expects total capital expenditures of approximately $26.0 million and net store count growth of up to 5 stores to end fiscal 2024.

For the first quarter of fiscal 2024, the Company expects net sales to be up in the low to mid-single-digits compared to the first quarter of fiscal 2023, and for Adjusted EBITDA to be in the range of $29.0 million to $33.0 million.

Conference Call Information

A conference call to discuss fourth quarter and full year 2023 results is scheduled for today, March 20, 2024, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (800) 715-9871 or (646) 307-1963 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 2923526 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (609) 800-9909. The pin number to access the telephone replay is 2923526. The telephone replay will be available until Wednesday, March 27, 2024.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income plus interest expense, (benefit) provision for income taxes, depreciation and amortization, equity-based compensation expense, write- off of property and equipment, adjustment for costs to exit retail stores, loss on debt refinancing, impairment of long-lived assets and other non-recurring items, consisting of legal and advisory costs. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results. We also use Adjusted EBITDA margin which represents, for any period, Adjusted EBITDA as a percentage of net sales.
•
Adjusted Income from Operations, which represents operating income plus adjustment for costs to exit retail stores, impairment of long-lived assets and other non-recurring items. We present Adjusted Income from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income, which represents net income plus income tax (benefit) provision, adjustment for costs to exit retail stores, loss on debt refinancing, impairment of long-lived assets and other non-recurring items. We present Adjusted Net Income because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share (“Adjusted Diluted EPS”) represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Free Cash Flow represents cash flow from operations less capital expenditures. Free Cash Flow is presented as a supplemental measure in assessing our liquidity, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative liquidity and operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. These non-GAAP measures should not be considered alternatives to, or substitutes for, Net Income, Income from Operations, Net Income per Diluted Share or Cash from Operations, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to Net Income, Income from Operations, Net Income per Diluted Share and Cash from Operations, respectively, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA,” “Reconciliation of GAAP Operating Income to Adjusted Income from Operations,” “Reconciliation of GAAP Net Income to Adjusted Net Income” and “Reconciliation of Cash from Operations to Free Cash Flows” and not rely solely on Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and any activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Such statements are often identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions and are not guarantees of future performance. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in any forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding: (1) our sensitivity to changes in economic conditions and discretionary consumer spending; (2) the material adverse impact of pandemics or other health crises on our operations, business and financial results; (3) our ability to anticipate and respond to changing customer preferences, shifts in fashion and industry trends in a timely manner; (4) our ability to maintain our brand image, engage new and existing customers and gain market share; (5) the impact of operating in a highly competitive industry with increased competition; (6) our ability to successfully optimize our omnichannel operations, including our ability to enhance our marketing efforts and successfully realize the benefits from our investments in new technology, for example our recently implemented point-of-sale system and the forthcoming upgrade to our order management system; (7) our ability to use effective marketing strategies and increase existing and new customer traffic; (8) any interruptions in our foreign sourcing operations and the relationships with our suppliers and agents; (9) any increases in the demand for, or the price of, raw materials used to manufacture our merchandise and other fluctuations in sourcing and distribution costs; (10) any material damage or interruptions to our information systems; (11) our ability to protect our trademarks and other intellectual property rights; (12) our indebtedness restricting our operational and financial flexibility; (13) our ability to manage our inventory levels, size assortments and merchandise mix; (14) our status as a controlled company; and (15) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this press release and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Fourteen Weeks Ended	For the Thirteen Weeks Ended
	February 3, 2024	January 28, 2023
Net sales	$149,447	$147,652
Costs of goods sold (exclusive of depreciation and amortization)	48,838	52,562
Gross profit	100,609	95,090
Selling, general and administrative expenses	90,000	87,279
Impairment of long-lived assets (a)	123	5
Operating income	10,486	7,806
Interest expense, net	5,901	4,393
Interest expense, net - related party	—	1,291
Income before provision for income taxes	4,585	2,122
Income tax (benefit) provision	(182)	1,086
Net income and total comprehensive income	$4,767	$1,036
Net income per common share:
Basic	$0.34	$0.07
Diluted	$0.33	$0.07
Weighted average common shares:
Basic	14,176,459	13,974,230
Diluted	14,475,445	14,418,678

(a)
Represents impairment of long-lived assets related primarily to leasehold improvements for the fourteen weeks ended February 3, 2024 and right-of-use assets and leasehold improvements for the thirteen weeks ended January 28, 2023.

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Fifty-Three Weeks Ended	For the Fifty-Two Weeks Ended
	February 3, 2024	January 28, 2023
Net sales	$604,661	$615,268
Costs of goods sold (exclusive of depreciation and amortization)	177,261	193,218
Gross profit	427,400	422,050
Selling, general and administrative expenses	341,161	341,903
Impairment of long-lived assets (a)	189	1,413
Operating income	86,050	78,734
Loss on debt refinancing	12,702	—
Interest expense, net	22,909	15,946
Interest expense, net - related party	1,074	4,114
Income before provision for income taxes	49,365	58,674
Income tax provision	13,164	16,499
Net income and total comprehensive income	$36,201	$42,175
Net income per common share:
Basic	$2.56	$3.03
Diluted	$2.51	$2.95
Weighted average common shares:
Basic	14,143,127	13,935,403
Diluted	14,404,470	14,285,035

(a)
Represents impairment of long-lived assets related primarily to leasehold improvements for the year ended February 3, 2024 and right-of-use assets and leasehold improvements for the year ended January 28, 2023.

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	February 3, 2024	January 28, 2023
Assets
Current assets:
Cash and cash equivalents	$62,172	$87,053
Accounts receivable	5,042	7,039
Inventories, net	53,259	50,585
Prepaid expenses and other current assets	17,656	15,224
Total current assets	138,129	159,901
Property and equipment, net	54,118	53,497
Intangible assets, net	66,246	73,188
Goodwill	59,697	59,697
Operating lease assets, net	108,203	119,118
Other assets	1,787	1,016
Total assets	$428,180	$466,417
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$41,112	$39,306
Accrued expenses and other current liabilities	42,283	49,730
Current portion of long-term debt (a)	35,353	3,424
Current portion of operating lease liabilities	36,204	34,527
Total current liabilities	154,952	126,987
Long-term debt, net of discount and current portion	120,595	195,517
Long-term debt, net of discount - related party	—	9,719
Deferred income taxes	10,967	10,059
Operating lease liabilities, net of current portion	103,070	123,101
Other liabilities	1,378	1,253
Total liabilities	390,962	466,636
Commitments and contingencies
Shareholders’ Equity (Deficit)
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 10,614,454 and 10,165,361 shares issued and outstanding at February 3, 2024 and January 28, 2023, respectively	107	102
Additional paid-in capital	213,236	212,005
Accumulated deficit	(176,125)	(212,326)
Total shareholders’ equity (deficit)	37,218	(219)
Total liabilities and shareholders’ equity	$428,180	$466,417

(a) As of February 3, 2024 the Company expects to make a mandatory Excess Cash Flow payment of $26.6 million in accordance with the provisions of the Term Loan Credit Agreement dated April 5, 2023. This amount is included in the line item “Current portion of long-term debt”.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Fourteen Weeks Ended	For the Thirteen Weeks Ended
	February 3, 2024	January 28, 2023
Net income	$4,767	$1,036
Add back:
Depreciation and amortization	6,077	6,311
Income tax provision	(182)	1,086
Interest expense, net	5,901	4,393
Interest expense, net - related party	—	1,291
Adjustments:
Equity-based compensation expense (a)	1,005	890
Write-off of property and equipment (b)	5	36
Adjustment for exited retail stores (d)	(135)	(4)
Impairment of long-lived assets (e)	123	5
Other non-recurring items (f)	—	1
Adjusted EBITDA	$17,561	$15,045
Net sales	$149,447	$147,652
Adjusted EBITDA margin	11.8%	10.2%

	For the Fifty-Three Weeks Ended	For the Fifty-Two Weeks Ended
	February 3, 2024	January 28, 2023
Net income	$36,201	$42,175
Add back:
Depreciation and amortization	22,931	25,761
Income tax provision	13,164	16,499
Interest expense, net	22,909	15,946
Interest expense, net - related party	1,074	4,114
Adjustments:
Equity-based compensation expense (a)	3,762	3,505
Write-off of property and equipment (b)	70	267
Loss on debt refinancing (c)	12,702	-
Adjustment for exited retail stores (d)	(767)	(250)
Impairment of long-lived assets (e)	189	1,413
Other non-recurring items (f)	2	7
Adjusted EBITDA	$112,237	$109,437
Net sales	$604,661	$615,268
Adjusted EBITDA margin	18.6%	17.8%

(a)
Represents expenses associated with equity incentive instruments granted to our management and board of directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents the net gain or loss on the disposal of fixed assets.
(c)
Represents loss on the repayment of Priming Term Loan Credit Agreement and the Subordinated Term Loan Credit Agreement.
(d)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related primarily to leasehold improvements for the fourteen weeks ended and fifty-three weeks ended February 3, 2024 and right-of-use assets and leasehold improvements for the thirteen weeks ended and fifty-two weeks ended January 28, 2023.
(f)
Represents items management believes are not indicative of ongoing operating performance, including legal and advisory costs.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Fourteen Weeks Ended	For the Thirteen Weeks Ended
	February 3, 2024	January 28, 2023
Operating income	$10,486	$7,806
Adjustment for exited retail stores (a)	(135)	(4)
Impairment of long-lived assets (b)	123	5
Other non-recurring items (c)	—	1
Adjusted income from operations	$10,474	$7,808

	For the Fifty-Three Weeks Ended	For the Fifty-Two Weeks Ended
	February 3, 2024	January 28, 2023
Operating income	$86,050	$78,734
Adjustment for exited retail stores (a)	(767)	(250)
Impairment of long-lived assets (b)	189	1,413
Other non-recurring items (c)	2	7
Adjusted income from operations	$85,474	$79,904

(a)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(b)
Represents impairment of long-lived assets related primarily to leasehold improvements for the fourteen weeks and fifty-three weeks ended February 3, 2024 and right-of-use assets and leasehold improvements for the thirteen weeks and fifty-two weeks ended January 28, 2023.
(c)
Represents items management believes are not indicative of ongoing operating performance, including legal and advisory costs.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Fourteen Weeks Ended	For the Thirteen Weeks Ended
	February 3, 2024	January 28, 2023
Net income and total comprehensive income	$4,767	$1,036
Add: Income tax (benefit) provision	(182)	1,086
Income before provision for income tax	4,585	2,122
Adjustments:
Adjustment for exited retail stores (b)	(135)	(4)
Impairment of long-lived assets (c)	123	5
Other non-recurring items (d)	—	1
Adjusted income before income tax provision	4,573	2,124
Less: Adjusted tax provision (e)	1,221	597
Adjusted net income	$3,352	$1,527

Adjusted net income per share attributable to common shareholders
Basic	$0.24	$0.11
Diluted	$0.23	$0.11
Weighted average number of common shares
Basic	14,176,459	13,974,230
Diluted	14,475,445	14,418,678

	For the Fifty-Three Weeks Ended	For the Fifty-Two Weeks Ended
	February 3, 2024	January 28, 2023
Net income and total comprehensive income	$36,201	$42,175
Add: Income tax provision	13,164	16,499
Income before provision for income tax	49,365	58,674
Adjustments:
Loss on debt refinancing(a)	12,702	—
Adjustment for exited retail stores (b)	(767)	(250)
Impairment of long-lived assets (c)	189	1,413
Other non-recurring items (d)	2	7
Adjusted income before income tax provision	61,491	59,844
Less: Adjusted tax provision(e)	16,418	16,816
Adjusted net income	$45,073	$43,028

Adjusted net income per share attributable to common shareholders
Basic	$3.19	$3.09
Diluted	$3.13	$3.01
Weighted average number of common shares
Basic	14,143,127	13,935,403
Diluted	14,404,470	14,285,035

(a)
Represents loss on the repayment of Priming Term Loan Credit Agreement and the Subordinated Term Loan Credit Agreement.
(b)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(c)
Represents impairment of long-lived assets related primarily to leasehold improvement for the fifty-three weeks ended February 3, 2024 and right-of-use assets and leasehold improvements for the fifty-two weeks ended January 28, 2023.
(d)
Represents items management believes are not indicative of ongoing operating performance, including legal and advisory costs.
(e)
The Adjusted tax provision for Adjusted net income is estimated by applying a rate of 26.7% for fiscal 2023 and 28.1% for fiscal 2022. The Fourteen Weeks Ended February 3, 2024 Income tax (benefit) provision reflects the benefit of the release of a valuation allowance on its state deferred tax assets that are expected to be utilized in future years. This benefit is not reflected in the Adjusted tax provision for the Fourteen Weeks Ended February 3, 2024 since it is calculated based on the annual effective tax rate.

J.Jill, Inc.

Selected Cash Flow Information

(Unaudited)

(Amounts in thousands)

Summary Data from the Statement of Cash Flows

	For the Fifty-Three Weeks Ended	For the Fifty-Two Weeks Ended
	February 3, 2024	January 28, 2023
Net cash provided by operating activities	$63,313	$74,425
Net cash used in investing activities	(16,934)	(15,067)
Net cash used in financing activities	(71,260)	(8,262)
Net change in cash and cash equivalents	(24,881)	51,096
Cash and cash equivalents:
Beginning of Period	87,053	35,957
End of Period	$62,172	$87,053

Reconciliation of GAAP Cash from Operations to Free Cash Flow

	For the Fifty-Three Weeks Ended	For the Fifty-Two Weeks Ended
	February 3, 2024	January 28, 2023
Net cash provided by operating activities	$63,313	$74,425
Less: Capital expenditures (a)	(16,934)	(15,067)
Free cash flow	$46,379	$59,358

(a) Capital expenditures reflects net cash used in investing activities, which includes capitalized interest and excludes cash received from landlords for tenant allowances.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241

Brand Media:

Meredith Schwenk

J.Jill, Inc.

media@jjill.com

617-376-4399